News Release

Mastercard Updates First-Quarter 2020 Net Revenue and Operating Expense Outlook Based on the Impact of COVID-19

Purchase, N.Y. - March 24, 2020 - We have been closely monitoring the impact of COVID-19 and our thoughts are with the individuals and families whose lives have been affected by the spread of the virus. In these unprecedented times, our top priority is to ensure the health and safety of our employees and support those in need. We have taken several actions to protect our employees, including asking many employees to work from home, establishing split working schedules, restricting business travel and creating a special paid leave program for those impacted by COVID-19. We are also supporting those affected by the virus in many ways, including participating in efforts to accelerate the development of, and access to, treatment for COVID-19 and programs such as employee donation matching for relief efforts.  Our operations continue to be supported by a resilient core infrastructure and comprehensive business continuity plans.

As the impact of the virus has rapidly expanded around the globe, we have seen further deterioration in our cross-border, switched volume and switched transaction metrics, although revenue related to our services lines has held up reasonably well. As a result, we are making the following updates to our first quarter year-over-year growth rates for both net revenue and operating expenses, on a non-GAAP, currency-neutral basis, excluding acquisitions.1 On this basis, we now expect:

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First quarter growth in net revenue in the low-single-digits range. We have also seen some shifts in foreign exchange rates and anticipate that the currency impact will be about a 2 percentage point headwind to net revenue growth in the first quarter.

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First quarter growth in operating expenses in the low-to-mid-single-digits range. In response to the COVID-19 situation, we are taking several actions to manage our expenses prudently, including evaluating our travel & entertainment, advertising & marketing and professional fees spending starting this quarter, all while ensuring that we invest in the long-term growth of our business. We expect operating expense savings to ramp as we move forward.

The long-term fundamentals of our business remain strong. However, due to the speed with which the COVID-19 situation is developing and the unknown duration and severity of the event, we are suspending our annual 2020 outlook for both net revenue and operating expense growth at this time. We anticipate giving further updates on our first-quarter earnings call.

Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise

1 See page 4 for a Non-GAAP reconciliation of first quarter 2020 financial outlook.

the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

•	regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)

•	the impact of preferential or protective government actions

•	regulation of privacy, data, security and the digital economy

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regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter terrorist financing, economic sanctions and anti-corruption; account-based payment systems; and issuer practice regulation)

•	the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions

•	potential or incurred liability and limitations on business related to any litigation or litigation settlements

•	the impact of competition in the global payments industry (including disintermediation and pricing pressure)

•	the challenges relating to rapid technological developments and changes

•	the challenges relating to operating a real-time account-based payment system and to working with new customers and end users

•	the impact of information security incidents, account data breaches or service disruptions

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issues related to our relationships with our financial institution customers (including loss of substantial business from significant customers, competitor relationships with our customers and banking industry consolidation), merchants and governments

•	exposure to loss or illiquidity due to our role as guarantor and other contractual obligations

•	the impact of global economic, political, financial and societal events and conditions

•	reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services

•	the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture

•	issues related to acquisition integration, strategic investments and entry into new businesses

•	issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent reports on Forms 10-Q and 8-K.

About Mastercard Incorporated (NYSE: MA), www.mastercard.com

Mastercard is a global technology company in the payments industry. Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions help individuals, financial institutions, governments and businesses realize their greatest potential. Our decency quotient, or DQ, drives our culture and everything we do inside and outside of our company. With connections across more than 210 countries and territories, we are building a sustainable world that unlocks priceless possibilities for all.

Contacts:

Investor Relations: Warren Kneeshaw or Gina Accordino, investor.relations@mastercard.com, 914-249-4565
Communications: Seth Eisen, seth.eisen@mastercard.com, 914-249-3153

Non-GAAP Reconciliation

Q1'20 vs. Q1'19
Increase/(Decrease)
	Net Revenue		Operating Expenses
	Prior [1]	Revised	Prior [2]	Revised
Forecasted Growth - GAAP [3]	High-end of high- single-digits	Low-single-digits	Mid-teens	Low-double-digits
Litigation provisions	**	**	**	**
Non-GAAP Growth	High-end of high-single-digits	Low-single-digits	Mid-teens	Low-double-digits
Currency impact [4]	~ 1%	~ 2%	- %	1%
Acquisitions [5]	~ (1)%	~ (1)%	(7-9)%	(7-9)%
Non-GAAP Growth, currency neutral, excluding acquisitions	9-10%	Low-single-digits	High-end of high-single-digits	Low-to-mid-single-digits [6]

** Not applicable
[1] Prior estimate as of February 24, 2020.
[2] Prior estimate as of January 29, 2020.
3 GAAP - Q1'20 forecast versus Q1'19 reported results.
[4] Impact of currency calculated by remeasuring the future period’s results using the current period's exchange rates for both the translational and transactional impacts on operating results.
[5] Acquisitions closed after the beginning of 2019.
[6] The wider than normal range reflects variability related to exchange rates and their impact on hedging gains and losses and balance sheet remeasurement.

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